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                                                                   EXHIBIT 99.1

                                                [ADMINISTAFF LOGO APPEARS HERE]

News Release


INVESTOR RELATIONS CONTACT:
   Douglas S. Sharp
   Vice President and Chief Financial Officer
   (281) 348-3232
   douglas_sharp@administaff.com

NEWS MEDIA CONTACT:
   Alan Dodd
   Director, Corporate Communications
   (281) 348-3105
   alan_dodd@administaff.com


               ADMINISTAFF ANNOUNCES SENIOR MANAGEMENT REALIGNMENT

HOUSTON - August 25, 2003 - Administaff, Inc. (NYSE: ASF), the nation's leading Professional Employer Organization, today announced that its Board of Directors has approved a new organizational structure that more closely aligns senior management responsibilities with the company's goals for profitability and growth. The realignment includes the following senior management changes:

Paul J. Sarvadi has been elected Chairman of the Board and will also continue to serve as Chief Executive Officer. He previously held the position of President and Chief Executive Officer.

Richard G. Rawson has been elected President. He previously served as Executive Vice President of Administration, Chief Financial Officer and Treasurer. In his new role, Rawson will lead the company's emphasis on gross profit improvement, including management of key direct cost relationships. He will be responsible for direct oversight of client selection and pricing, insurance services including healthcare and workers' compensation insurance, and the company's new retirement services initiative.

A. Steve Arizpe has been elected Chief Operating Officer and will also continue to serve as Executive Vice President, Client Services. He will be responsible for leading the enterprise-wide effort to further enrich the client service experience and increase customer loyalty, while also improving operating efficiencies and lowering operating costs on a per worksite employee basis.

John H. Spurgin, II has been elected Senior Vice President, Legal, General Counsel and Secretary. He previously held the position of Vice President, Legal, General Counsel and Secretary. His responsibilities will continue to focus on establishing a more favorable legal and regulatory environment for the company.


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Douglas S. Sharp has been elected to Vice President of Finance, Chief Financial
Officer and Treasurer. He previously served as Vice President, Finance and Controller. In his new role, Sharp will be responsible for budgeting, forecasting, financial reporting and analysis, cash management, tax planning and investor relations.

Administaff is a leading personnel management company that serves as a full-service human resources department for small and medium-sized businesses throughout the United States. The company operates 38 sales offices in 21 major markets. For additional information, visit Administaff's web site at www.administaff.com.

(Note: The statements contained in this press release that are not historical facts are forward-looking statements that involve a number of risks and uncertainties. Therefore, the actual results of future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are: (i) changes in general economic conditions; (ii) regulatory and tax developments, including, but not limited to, Administaff's ability to comply with Revenue Procedure 2002-21 and possible adverse application of various federal, state and local regulations; (iii) changes in Administaff's direct costs and operating expenses, including, but not limited to, increases in health insurance premiums, increases in underlying health insurance claims trends, workers' compensation rates and state unemployment tax rates, liabilities for employee and client actions or payroll-related claims, changes in the costs of expanding into new markets, and failure to manage growth of Administaff's operations; (iv) the estimated costs and effectiveness of capital projects and investments in technology and infrastructure, including Administaff's ability to maintain adequate financing for such projects; (v) Administaff's ability to effectively implement its 401(k) recordkeeping services; (vi) the effectiveness of Administaff's sales and marketing efforts, including the company's marketing arrangements with other companies; (vii) the failure to sell Administaff Financial Management Services, Inc.; (viii) changes in the competitive environment in the Professional Employer Organization industry; (ix) Administaff's liability for worksite employee payroll and benefits costs; and (x) an adverse final judgment or settlement of claims against Administaff, including the Aetna lawsuit. These factors are described in further detail in Administaff's filings with the Securities and Exchange Commission.)

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